Moody National Reit I, Inc.  POS AM

EXHIBIT 10.61

ASSIGNMENT AND ASSUMPTION AGREEMENT OF PURCHASE AND SALE

THIS ASSIGNMENT AND ASSUMPTION OF AGREEMENT OF PURCHASE AND SALE (this “Assignment”), is made and entered into as of the ___ day of July, 2013, by and between MOODY NATIONAL REIT I, INC., a Maryland corporation (“Assignor”), MOODY NATIONAL HP N-CHARLES HOLDING, LLC, a Delaware limited liability company (“Fee Owner”) and MOODY NATIONAL HP N-CHARLES MT, LLC, a Delaware limited liability company (“Master Tenant”, Fee Owner and Master Tenant are collectively referred to herein as “Assignee”).

W I T N E S S E T H :

WHEREAS, Assignor, as Purchaser, entered into that certain Agreement of Purchase and Sale for the purchase and sale of the land and the improvements located at located at 7331 Mazyck Road, North Charleston, South Carolina 29406 and also having an address at 2455 Prospect Drive, North Charleston, South Carolina 29406 (“Hotel Site”) dated as of April 23, 2013 (as amended, modified and supplemented, the “Agreement”).  Any terms not defined herein shall have the meaning as set forth in the Agreement.

WHEREAS, Assignor now wishes to assign all of its right, title and interest under the Agreement in and to the Property, excluding the Hotel Agreements (the “Primary Property”), to Fee Owner, and Fee Owner desires to assume and perform the obligations of Assignor as Purchaser under the Agreement, with respect to the Primary Property.

WHEREAS, Assignor now wishes to assign all of its right, title and interest as Purchaser under the Agreement in and to Hotel Agreements to Master Tenant, and Master Tenant desires to assume and perform the obligations of the Assignor as purchaser under the Agreement, with respect to the Hotel Agreements.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor, Fee Owner and Master Tenant hereby agree as follows:

1.           Assignment to Fee Owner.  Assignor does hereby SELL, GRANT, ASSIGN, TRANSFER, CONVEY, RELINQUISH AND SET OVER unto Fee Owner all of Assignor’s right, title and interest in and to the Primary Property.

2.           Assignment to Master Tenant.  Assignor does hereby SELL, GRANT, ASSIGN, TRANSFER, CONVEY, RELINQUISH AND SET OVER unto Master Tenant all of Assignor’s right, title and interest in and to the Hotel Agreements.

3.           Assumption by Assignee.  Assignee, hereby accepts the foregoing assignment, agrees to jointly and severally assume and perform all the duties and obligations to be performed by the Purchaser under the Agreement therein mentioned to the same extent as if Assignee had originally been named as the Purchaser in that Agreement, and to indemnify and hold Assignor harmless for any liability for performance or nonperformance of the duties and obligations assumed by Assignee.

4.           Governing Law.  This Agreement shall be governed by, and be construed in accordance with, the laws of the State of South Carolina.

5.           Counterparts.  To facilitate execution, this Assignment may be executed in as many counterparts as may be required.  It shall not be necessary that the signature on behalf of both parties hereto appear on each counterpart hereof.  All counterparts hereof shall collectively constitute a single agreement.

6.           Entire Agreement.  This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Assignment as of the date and year first above written.

ASSIGNOR:

MOODY NATIONAL REIT I INC., a Maryland corporation

By:	/s/ Brett C. Moody
Brett C. Moody, President

FEE OWNER:

MOODY NATIONAL HP N-CHARLES HOLDING, LLC, a Delaware limited liability company

By:	/s/ Brett C. Moody
Brett C. Moody, President

MASTER TENANT:

MOODY NATIONAL HP N-CHARLES MT, LLC, a Delaware limited liability company

By:	/s/ Brett C. Moody
Brett C. Moody, President